EXHIBIT -99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2007
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions and land sales in our Master Planned Communities segment and our ability to manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identifies the important risk factors which could cause actual results to differ materially from the forward-looking statements in supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Corporate Overview

Supplemental Financial/Operational Data
December 31, 2007
Table of Contents
All information included in this supplemental package is unaudited and is as of December 31, 2007, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2
Research Coverage	3

Annual 2007 and Fourth Quarter Earnings Announcement	4-16

Supplemental Financial Data*	17-36
Summary Retained FFO & Core FFO	17
Straight Line Rent, SFAS #141 & #142 & Tenant Allowances	18
Trailing Twelve Month EBITDA and Coverage Ratios	19
Comparable NOI Growth	20
Retail Recovery Summary	21
Master Planned Communities	22-24
Capital Information	25
Changes in Total Common & Equivalent Shares	26
Common Dividend History	27
Debt Maturity and Current Average Interest Rate Summary	28
Summary of Outstanding Debt	29-36

Supplemental Operational Data	37-40
Operating Statistics, Certain Financial Information & Top Tenants	37
Retail Portfolio GLA, Occupancy, Sales & Rent Data	38
Real Estate Net Operating Income by Geographic Area at Share	39
Lease Expiration Schedule and Lease Termination Income at Share	40

Expansions, Re-developments & New Developments	41-43

*	The supplemental financial data should be read in conjunction with the company’s annual 2007 and fourth quarter earnings information, as updated, (included as pages 4-16 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Profile

General Growth Properties, Inc. (GGP) and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT) at approximately $39.4 billion in total market capitalization. General Growth has ownership interests in or management responsibility for a portfolio of approximately 200 regional shopping malls in 45 states, as well as ownership and management interests in shopping centers in Brazil and Turkey and ownership interests in master-planned community developments and commercial office centers in the U.S. The Company’s portfolio totals approximately 200 million square feet and includes more than 24,000 retail stores.
Since going public in 1993, GGP has acheived the highest per share Funds From Operations (FFO) growth in the regional mall sector, 15% on a compounded annualized basis through 2007. Average occupancy at December 31, 2007 was 93.8% and sales per square foot were $462. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. Assuming conversion of the Operating Partnership units, the Bucksbaum family and senior management own approximately 25% of the Company.
Corporate Overview

The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate while maintaining liquidity. The Company’s primary objective is to provide increasing dividends and capital appreciation for its shareholders.
Stock Listing

Common Stock
NYSE: GGP
Calendar of Events

Quarter End — First Quarter 2008 Earnings Release — After the Market Close Quarterly Conference Call — 8:00 am CST	March 31, 2008 April 29, 2008 April 30, 2008
Current Dividend

GGP declared its first dividend for 2008 in the amount of $0.50 per share, payable to common stockholders of record on January 17, 2007, with payment on January 31, 2007. The current dividend represents an increase of 11% over the dividend of $0.45 per share paid for the same period last year. The Company reviews its dividend policy annually, usually prior to the fourth quarter dividend announcement, which is typically made in early October. The Company has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to increase its dividend at a compound annual growth rate of 10% since going public.

Investor Relations	Transfer Agent

Tim Goebel Director, Investor Relations General Growth Properties 110 North Wacker Drive Chicago, IL 60606 Phone (312) 960-5199 Fax (312) 960-5475 tgoebel@ggp.com	Mellon Investor Services, LLC Shareholder Relations P.O. Box 3315 South Hackensack, NJ 07606 (888) 395-8037 (201) 329-8660
Debt Ratings

Standard & Poors — Corporate Rating Standard & Poors — Senior Debt Rating Standard & Poors — TRCLP Bonds Rating Moody’s — Senior Debt Rating Moody’s — TRCLP Bonds Rating	BBB - BB + BB + Ba2 Ba1

Please visit the GGP web site for additional information:	www.ggp.com

Ownership Structure as of December 31, 2007

Total Market Capitalization — As Measured by Stock Price (dollars in thousands)		December 31, 2007

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)		$27,126,512

Perpetual Preferred Units
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	64,236

	116,006

Other Preferred Stock	476

Total Preferred Securities		$121,482

Common Stock and Common Operating Partnership Units
Stock market value of 243.9 million shares of common stock and 51.8 million shares of operating partnership units (which are redeemable for an equal number of shares of common stock) — outstanding at end of period (b)		$12,178,947

Total Market Capitalization at end of period		$39,426,941

(a)	Excludes special improvement districts liability of $71.8 million, minority interest adjustment of $65.4 million and purchase accounting mark-to-market adjustments of $67.4 million.

(b)	Net of 1.8 million treasury shares.

Research Coverage

The following alphabetical list of research coverage by company and related contact information is included for informational purposes only. GGP does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

A.G. Edwards & Sons, Inc.	Mark Hoffmeister	(314) 955-5784
	David L. AuBuchon	(314) 955-5452

Banc of America Securities	Christy McElroy	(212) 847-5658

Bear, Stearns & Co., Inc.	Amy Young	(212) 272-3523
	Ross Smotrich	(212) 272-8046

Citigroup	Jonathan Litt	(212) 816-0231
	Ambika Goel	(212) 816-6981

Credit Suisse First Boston	John Stewart	(212) 538-3183
	Michael Gorman	(212) 538-4357

Deutsche Bank	Louis Taylor	(212) 250-4912
	Christeen Kim	(212) 250-6771

Friedman Billings Ramsey	Paul Morgan	(703) 469-1255
	Tom Barry	(703) 875-1401

Goldman, Sachs & Co.	Jay Habermann	(917) 343-4260
	Thomas Baldwin	(212) 902-4736

Green Street Advisors	Jim Sullivan	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan Securities Inc.	Michael Mueller	(212) 622-6689
	Joseph Dazio	(212) 622-6416

Lehman Brothers	David B. Harris	(212) 526-1790
	David Toti	(212) 526-2002

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284

RBC Capital Markets	Richard C. Moore	(216) 378-7625

UBS	Jeff Spector	(212) 713-6144

Wachovia Capital Markets, LLC	Jeff Donnelly	(617) 603-4262
	Rob Laquaglia	(617) 603-4263

Annual and Fourth Quarter Earnings
Announcement
February 11, 2008

News Release	General Growth Properties, Inc. 110 North Wacker Drive Chicago, IL 60606 (312) 960-5000 FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum 312/960-5005

Bernie Freibaum 312/960-5252
General Growth Properties, Inc. Releases
2007 Results of Operations
Chicago, Illinois, February 11, 2007 — General Growth Properties, Inc. (NYSE: GGP) reported today its annual and fourth quarter 2007 operating results. For the full year 2007, Core Funds From Operations (Core FFO) per fully diluted share were $2.97 as compared to $2.96 for the full year 2006. For the fourth quarter 2007, Core FFO per fully diluted share were $0.92 versus $0.99 of Core FFO per fully diluted share in the comparable 2006 quarter. For the full year, Earnings per share — diluted (EPS) were $1.18 in 2007 as compared to $0.24 in 2006. EPS were $0.24 for the fourth quarter of 2007 versus EPS of $0.29 in the fourth quarter of 2006. Funds From Operations (FFO) per fully diluted share for the full year 2007 were $3.71 in 2007 as compared to $3.06 of FFO per fully diluted share for the full year 2006. FFO per fully diluted share were $0.64 in the fourth quarter of 2007 and were $1.02 in the fourth quarter of 2006.
“Our core retail real estate business continues to deliver solid operating results,” said John Bucksbaum, the Chief Executive Officer of General Growth. “We are prepared to handle the expected weaker economic environment and will be well positioned to benefit when the economy begins to show improvement.”
FINANCIAL AND OPERATIONAL HIGHLIGHTS
•	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the benefit from (provision for) income taxes. Core FFO for the fourth quarter of 2007 was $271.2 million or $0.92 per fully diluted share as compared to $292.0 million or $0.99 per fully diluted share in the fourth quarter of 2006. As previously reported, in the fourth quarter of 2007 the Company recognized approximately $52 million, or approximately $0.18 per fully diluted share, in litigation costs related to the judgment in the Caruso Affiliated Holdings and Glendale Galleria matter. This cost, as well as the reclassification of our 50% share of such costs recognized as litigation costs from Unconsolidated Properties in the third quarter 2007, are a result of our potential responsibility as managing agent of the property, and such amounts have been reported as litigation provision in the fourth quarter of 2007. Excluding such litigation provisions, Core FFO per fully diluted share for the fourth quarter 2007 and the full year 2007 increased approximately 10.7% and 11.3%, respectively, over the prior year periods.
•	EPS in the fourth quarter of 2007 were $0.24, a $.05 decline from the comparable period of 2006, primarily as a result of our previously-announced $77 million, net of related income tax benefit, non-cash impairment charge recorded in the fourth quarter of 2007 relating to our two Maryland Master Planned Communities. For the full year 2007, EPS were $1.18, as compared to $0.24 of EPS in 2006. Full year EPS in 2007 as compared to 2006 increased approximately $1.32 as a result of the approximate $324 million income tax benefit recognized in 2007 related to the ownership restructuring of certain of our operating properties.
•	FFO per share declined to $0.64 in the fourth quarter of 2007 from $1.02 in the fourth quarter of 2006. In addition to the impact of the impairment charge and litigation costs discussed above, recurring Master Planned Community NOI was significantly lower in 2007 due to the sales volume declines discussed below.
•	Core FFO per share guidance Our guidance for future operating performance is given only for Core FFO per share as operating results for our Master Planned Communities segment, and our income tax expense that is largely a function of such operations, are very difficult to estimate in advance. In addition, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business because it does not facilitate an understanding of the operating performance of this business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. Actual EPS, FFO (including these excluded items), NOI and Core FFO will be provided each quarter. Full year per share guidance will also be updated on a quarterly basis; however, such guidance will only be given for Core FFO per share.
Actual Core FFO per share in 2007 was approximately $2.97 per share. We currently expect 2008 Core FFO per share to be in the range of $3.58 to $3.61 per share, 20.5% to 21.5% above the calculated Core FFO per share amount described above for 2007. Such significant increases in Core FFO per share for 2008 reflect the elimination of certain 2007 items described above.
SEGMENT RESULTS
Retail and Other Segment
•	NOI for the fourth quarter of 2007 was $719.0 million, a 12.2% increase over the $641.1 million reported for the fourth quarter of

2006. The majority of such increase in NOI is attributable primarily to increased minimum rents and tenant recovery revenues due to expansions and new property openings since the fourth quarter of 2006 as well as, with respect to renewal tenants, increased aggregate tenant charges.
•	Revenues from consolidated properties were $868.0 million for the fourth quarter of 2007, an increase of 19.2% compared to $728.0 million for the same period in 2006. The majority of such increase is due to the acquisition of our venture partner’s interest in the Homart I properties in July of 2007.
•	Revenues from unconsolidated properties, at the Company’s ownership share, for the quarter declined 19.6% to $163.2 million, compared to $203.0 million in the fourth quarter of 2006. The decline in revenues for the fourth quarter of 2007 as compared to 2006 is due to the acquisition of our venture partner’s interest in the Homart I properties in July of 2007.
•	Comparable NOI from consolidated properties in the fourth quarter of 2007 increased by 5.9% compared to the same period last year.
Comparable NOI from unconsolidated properties at the Company’s ownership share for the quarter increased by approximately 5.3% compared to the fourth quarter of 2006.
•	Total tenant sales and comparable tenant sales, both on a trailing 12 month basis at December 2007, increased 4.3% and 1.4%, respectively, compared to the same periods last year.
•	Retail Center occupancy was 93.8% at December 31, 2007 as compared to 93.6% at December 31, 2006.
•	Sales per square foot for fourth quarter 2007 (on a trailing 12 month basis) were $462 versus $453 in the fourth quarter of 2006.
Master Planned Communities Segment
•	NOI for the fourth quarter of 2007 for the properties in the Master Planned Communities segment was a loss of $119.9 million for consolidated properties and income of $2.2 million for unconsolidated properties as compared to income of $48.8 million and $7.3 million, respectively, in the fourth quarter of 2006. For the full year 2007, NOI from consolidated properties was a loss of $98.7 million and NOI from unconsolidated properties was income of $27.2 million, as compared to income of $106.7 million and $23.3 million, respectively, for the full year 2006. NOI declines in 2007 are due to the recognition of the aggregate $127.6 million of Maryland property impairment charges described above which are not offset by the related income tax benefits of such impairment charges.

•	Land sale revenues for the fourth quarter of 2007 were $31.5 million for consolidated properties and $15.5 million for unconsolidated properties, compared to $205.2 million and $25.2 million, respectively, for the fourth quarter of 2006. Consolidated land sale revenues in the fourth quarter of 2006 were impacted significantly as a result of the inclusion of a single $123 million sale, a sales pattern which did not recur in the fourth quarter of 2007. Land sale revenues for the full year 2007 were below 2006 amounts as the current sales pace has significantly diminished in recent months, a trend expected to continue well into 2008. This sales pace is consistent with our strategy in this segment of our business to manage our sales volume to maximize overall value for all remaining land within the community rather than focus on individual sales objectives in any particular year or quarter.
CONFERENCE CALL/WEBCAST
General Growth Properties, Inc. will host a live Webcast of its conference call regarding this announcement on our website, www.ggp.com. This Webcast will take place on Tuesday, February 12, 2008, at 9:00 a.m. Eastern Time (8:00 a.m. CT, 6:00 a.m. PT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
The Company is one of the largest U.S.-based publicly traded Real Estate Investment Trusts (REIT) based upon market capitalization. The Company currently has ownership interest in, or management responsibility for, a portfolio of over 200 regional shopping malls in 45 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS (FFO)
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that Funds From Operations is a less meaningful supplemental measure of performance for the Master Planned Communities segment of our business. Funds From Operations does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment for which Funds From Operations is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income from the Master Planned Communities segment and the provision for income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income has been provided. Neither Core FFO nor FFO represent cash flows from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, minority interest in consolidated joint ventures, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements to the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including full year 2008 Core FFO per share guidance and expected sales trends in the Master Planned Communities segment. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of indebtedness and interest rates, market conditions, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and ability to successfully manage growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Form 10-K, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
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GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Funds From Operations (“FFO”)

Company stockholders	$157,034	$247,415	$907,010	$740,566
Operating Partnership unitholders	33,388	53,838	193,798	161,795

Operating Partnership	$190,422	$301,253	$1,100,808	$902,361

Increase (decrease) in FFO over comparable prior year period	(36.8)%	13.3%	22.0%	1.2%

FFO per share:
Company stockholders — basic	$0.64	$1.02	$3.72	$3.07
Operating Partnership — basic	0.64	1.02	3.72	3.07
Operating Partnership — diluted	0.64	1.02	3.71	3.06
Increase (decrease) in diluted FFO over comparable prior year period	(37.3)%	12.1%	21.2%	0.3%

Core Funds From Operations (“Core FFO”)
Core FFO	$271,232	$292,028	$880,933	$871,940
Core FFO per share — diluted	0.92	0.99	2.97	2.96
Increase (decrease) in Core FFO over comparable prior year period	(7.1)%	14.7%	1.0%	2.8%

Dividends
Dividends paid per share	$0.50	$0.45	$1.85	$1.68
Payout ratio (% of diluted FFO paid out)	78.1%	44.1%	49.9%	54.9%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$613,507	$511,991	$2,054,063	$1,840,915
Unconsolidated	105,448	129,152	419,535	450,050

Total Retail and Other	718,955	641,143	2,473,598	2,290,965

Master Planned Communities:
Consolidated	(119,924)	48,765	(98,659)	106,730
Unconsolidated	2,163	7,349	27,204	23,257

Total Master Planned Communities	(117,761)	56,114	(71,455)	129,987

Total Real estate property net operating income	$601,194	$697,257	$2,402,143	$2,420,952

	December 31,	December 31,
	2007	2006
Selected Balance Sheet Information
Cash and cash equivalents	$99,534	$97,139

Investment in real estate:
Net land, buildings and equipment	$22,359,249	$19,564,992
Developments in progress	987,936	673,900
Net investment in and loans to/from Unconsolidated Real Estate Affiliates	1,803,366	1,326,615
Investment land and land held for development and sale	1,639,372	1,655,838

Net investment in real estate	$26,789,923	$23,221,345

Total assets	$28,814,319	$25,241,445

Mortgage, notes and loans payable	$24,282,139	$20,521,967
Minority interest — Preferred	121,482	182,828
Minority interest — Common	351,362	347,753
Stockholders’ equity	1,456,696	1,664,079

Total capitalization (at cost)	$26,211,679	$22,716,627

	Consolidated Properties			Unconsolidated Properties (a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
	Balance		Rate (d)	Balance	Rate (d)
Summarized Debt Information
Fixed rate (c)	$20,830,080		5.52%	$2,750,369	5.67%
Variable rate (c)	3,247,457		6.76	298,606	7.42

Totals	$24,077,537	(b)	5.68%	$3,048,975	5.84%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes special improvement districts liability of $71.8 million, minority interest adjustment of $65.4 million and purchase accounting mark-to-market adjustments of $67.4 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Minimum rents	$544,440	$458,872	$1,933,674	$1,753,508
Tenant recoveries	233,548	197,364	859,801	773,034
Overage rents	46,438	38,372	89,016	75,945
Land sales	31,538	205,159	145,649	423,183
Management and other fees	26,180	35,668	106,584	115,798
Other	46,524	36,388	127,077	114,815

Total revenues	928,668	971,823	3,261,801	3,256,283

Expenses:
Real estate taxes	66,480	51,807	246,484	218,549
Repairs and maintenance	65,287	54,139	216,536	199,078
Marketing	19,134	14,151	54,664	48,626
Other property operating costs	108,271	90,928	421,228	373,020
Land sales operations	151,462	156,394	244,308	316,453
Provision for (recovery of) doubtful accounts	(4,640)	4,996	5,426	22,078
Property management and other costs	43,770	47,509	198,610	181,033
General and administrative	16,076	4,146	37,005	18,800
Litigation provision	89,225	—	89,225	—
Depreciation and amortization	142,610	177,852	670,454	690,194

Total expenses	697,675	601,922	2,183,940	2,067,831

Operating income	230,993	369,901	1,077,861	1,188,452

Interest income	1,637	2,868	8,641	11,585
Interest expense	(319,333)	(275,759)	(1,174,097)	(1,117,437)

Income (loss) before income taxes, minority interest and equity in income of Unconsolidated Real Estate Affiliates	(86,703)	97,010	(87,595)	82,600
Benefit from (provision for) income taxes	37,709	(46,864)	294,160	(98,984)
Minority interest	(16,241)	(21,718)	(77,012)	(37,761)
Equity in income of Unconsolidated Real Estate Affiliates	123,961	42,628	158,401	114,241

Income from continuing operations	58,726	71,056	287,954	60,096
Discontinued operations — loss on disposition	—	(823)	—	(823)

Net income	$58,726	$70,233	$287,954	$59,273

Basic Earnings Per Share:
Continuing operations	$0.24	$0.29	$1.18	$0.25
Discontinued operations	—	—	—	—

Total basic earnings per share	$0.24	$0.29	$1.18	$0.25

Diluted Earnings Per Share:
Continuing operations	$0.24	$0.29	$1.18	$0.24
Discontinued operations	—	—	—	—

Total diluted earnings per share	$0.24	$0.29	$1.18	$0.24

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended December 31, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$544,440	$96,337	$640,777
Tenant recoveries	233,548	39,098	272,646
Overage rents	46,438	6,360	52,798
Other, including minority interest	43,613	21,440	65,053

Total property revenues	868,039	163,235	1,031,274

Property operating expenses:
Real estate taxes	66,480	9,863	76,343
Repairs and maintenance	65,287	10,443	75,730
Marketing	19,134	3,609	22,743
Other property operating costs	108,271	33,836	142,107
Provision for (recovery of) doubtful accounts	(4,640)	36	(4,604)

Total property operating expenses	254,532	57,787	312,319

Retail and other net operating income	613,507	105,448	718,955

Master Planned Communities
Land sales	31,538	15,459	46,997
Land sales operations	(23,862)	(13,296)	(37,158)

Master Planned Communities net operating income before impairment charge	7,676	2,163	9,839

Columbia and Fairwood Communities impairment charge	(127,600)	—	(127,600)

Master Planned Communities net operating income (loss)	(119,924)	2,163	(117,761)

Real estate property net operating income	493,583	107,611	$601,194

Management and other fees	26,180	7,046
Property management and other costs	(19,466)	(921)
Headquarters/regional costs	(24,304)	(10,951)
General and administrative	(16,076)	199
Litigation provision	(89,225)	37,112
Depreciation on non-income producing assets, including headquarters building	(2,800)	—
Interest income	1,637	2,616
Interest expense	(319,333)	(37,972)
Benefit from (provision for) income taxes	37,709	(758)
Preferred unit distributions	(2,947)	—
Other FFO from minority interest	1,451	31

FFO	86,409	104,013
Equity in FFO of Unconsolidated Properties	104,013	(104,013)

Operating Partnership FFO	$190,422	$—

Includes reclassifications of litigation and legal costs from GGP/Homart II to GGP.

	Three Months Ended December 31, 2006
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$458,872	$116,194	$575,066
Tenant recoveries	197,364	47,805	245,169
Overage rents	38,372	9,792	48,164
Other, including minority interest	33,404	29,206	62,610

Total property revenues	728,012	202,997	931,009

Property operating expenses:
Real estate taxes	51,807	14,696	66,503
Repairs and maintenance	54,139	12,388	66,527
Marketing	14,151	3,981	18,132
Other property operating costs	90,928	43,245	134,173
Provision for (recovery of) doubtful accounts	4,996	(465)	4,531

Total property operating expenses	216,021	73,845	289,866

Retail and other net operating income	511,991	129,152	641,143

Master Planned Communities
Land sales	205,159	25,210	230,369
Land sales operations	(156,394)	(17,861)	(174,255)

Master Planned Communities net operating income	48,765	7,349	56,114

Real estate property net operating income	560,756	136,501	$697,257

Management and other fees	35,668	2,808
Property management and other costs	(24,829)	(192)
Headquarters/regional costs	(22,680)	(10,285)
General and administrative	(4,146)	(1,531)
Depreciation on non-income producing assets, including headquarters building	(3,351)	—
Interest income	2,868	4,349
Interest expense	(275,759)	(49,418)
Provision for income taxes	(46,864)	(25)
Preferred unit distributions	(4,126)	—
Other FFO from minority interest	1,509	—

FFO	219,046	82,207
Equity in FFO of Unconsolidated Properties	82,207	(82,207)

Operating Partnership FFO	$301,253	$—

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Twelve Months Ended December 31, 2007
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$1,933,674	$406,241	$2,339,915
Tenant recoveries	859,801	173,486	1,033,287
Overage rents	89,016	12,213	101,229
Other, including minority interest	115,910	82,884	198,794

Total property revenues	2,998,401	674,824	3,673,225

Property operating expenses:
Real estate taxes	246,484	50,478	296,962
Repairs and maintenance	216,536	40,559	257,095
Marketing	54,664	12,233	66,897
Other property operating costs	421,228	150,041	571,269
Provision for doubtful accounts	5,426	1,978	7,404

Total property operating expenses	944,338	255,289	1,199,627

Retail and other net operating income	2,054,063	419,535	2,473,598

Master Planned Communities
Land sales	145,649	85,017	230,666
Land sales operations	(116,708)	(57,813)	(174,521)

Master Planned Communities net operating income before impairment charge	28,941	27,204	56,145

Columbia and Fairwood Communities impairment charge	(127,600)	—	(127,600)

Master Planned Communities net operating income (loss)	(98,659)	27,204	(71,455)

Real estate property net operating income	1,955,404	446,739	$2,402,143

Management and other fees	106,584	19,869
Property management and other costs	(84,583)	(3,029)
Headquarters/regional costs	(114,027)	(42,305)
General and administrative	(37,005)	(3,700)
Litigation provision	(89,225)	—
Depreciation on non-income producing assets, including headquarters building	(12,006)	—
Interest income	8,641	16,417
Interest expense	(1,174,097)	(176,937)
Benefit from (provision for) income taxes	294,160	(2,830)
Preferred unit distributions	(12,963)	—
Other FFO from minority interest	5,639	62

FFO	846,522	254,286
Equity in FFO of Unconsolidated Properties	254,286	(254,286)

Operating Partnership FFO	$1,100,808	$—

	Twelve Months Ended December 30, 2006
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$1,753,508	$428,337	$2,181,845
Tenant recoveries	773,034	187,782	960,816
Overage rents	75,945	15,966	91,911
Other, including minority interest	99,779	88,552	188,331

Total property revenues	2,702,266	720,637	3,422,903

Property operating expenses:
Real estate taxes	218,549	58,832	277,381
Repairs and maintenance	199,078	43,768	242,846
Marketing	48,626	13,184	61,810
Other property operating costs	373,020	154,010	527,030
Provision for doubtful accounts	22,078	793	22,871

Total property operating expenses	861,351	270,587	1,131,938

Retail and other net operating income	1,840,915	450,050	2,290,965

Master Planned Communities
Land sales	423,183	85,561	508,744
Land sales operations	(316,453)	(62,304)	(378,757)

Master Planned Communities net operating income	106,730	23,257	129,987

Real estate property net operating income	1,947,645	473,307	$2,420,952

Management and other fees	115,798	7,556
Property management and other costs	(89,892)	(1,088)
Headquarters/regional costs	(91,141)	(37,042)
General and administrative	(18,800)	(3,974)
Depreciation on non-income producing assets, including headquarters building	(13,106)	—
Interest income	11,585	15,039
Interest expense	(1,117,437)	(185,438)
Provision for income taxes	(98,984)	(582)
Preferred unit distributions	(17,264)	—
Other FFO from minority interest	6,179	—

FFO	634,583	267,778
Equity in FFO of Unconsolidated Properties	267,778	(267,778)

Operating Partnership FFO	$902,361	$—

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	December 31, 2007		December 31, 2006
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$2,485	$2,716	$10,440	$2,367
Straight-line rent	(2,315)	290	(2,587)	(1,027)
Other property operating costs:
Non-cash ground rent expense	(2,694)	(193)	(2,132)	(193)
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Interest expense:
Mark-to-market adjustments on debt	4,063	765	7,367	1,025
Amortization of deferred finance costs	(5,288)	(344)	(3,475)	(421)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	1,167	—	460	—
Write-off of deferred finance costs	(154)	(2)	—	(15)

Totals	$(3,717)	$3,232	$9,092	$1,736

	Twelve Months Ended		Twelve Months Ended
	December 31, 2007		December 31, 2006
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$30,988	$9,791	$39,661	$9,627
Straight-line rent	24,334	7,445	34,176	7,605
Other property operating costs:
Non-cash ground rent expense	(7,479)	(769)	(6,368)	(785)
Real estate taxes:
Real estate tax stabilization agreement	(3,924)	—	(3,810)	—
Interest expense:
Mark-to-market adjustments on debt	28,536	3,916	32,153	3,859
Amortization of deferred finance costs	(18,916)	(1,658)	(16,079)	(1,808)
Debt extinguishment costs:
Write-off of mark-to-market adjustments	4,932	—	3,945	—
Write-off of deferred finance costs	(3,255)	(2)	(6,150)	(456)

Totals	$55,216	$18,723	$77,528	$18,042

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Basic	243,867	241,779	243,992	241,222
Diluted	244,258	242,739	244,538	242,054
Assuming full conversion of Operating Partnership units:
Basic	295,718	294,391	296,125	293,923
Diluted	296,109	295,351	296,671	294,755

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$601,194	$697,257	$2,402,143	$2,420,952
Unconsolidated Properties	(107,611)	(136,501)	(446,739)	(473,307)

Consolidated Properties	493,583	560,756	1,955,404	1,947,645
Management and other fees	26,180	35,668	106,584	115,798
Property management and other costs	(19,466)	(24,829)	(84,583)	(89,892)
Headquarters/regional costs	(24,304)	(22,680)	(114,027)	(91,141)
General and administrative	(16,076)	(4,146)	(37,005)	(18,800)
Litigation provision	(89,225)	—	(89,225)	—
Depreciation and amortization	(142,610)	(177,852)	(670,454)	(690,194)
Minority interest in NOI of Consolidated Properties and other	2,911	2,984	11,167	15,036

Operating income	$230,993	$369,901	$1,077,861	$1,188,452

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income
Core FFO	$271,232	$292,028	$880,933	$871,940
Master Planned Communities net operating income (loss)	(117,761)	56,114	(71,455)	129,987
Benefit from (provision for) income taxes	36,951	(46,889)	291,330	(99,566)

Funds From Operations — Operating Partnership	190,422	301,253	1,100,808	902,361
Depreciation and amortization of capitalized real estate costs	(164,438)	(218,617)	(797,189)	(835,656)
Minority interest in depreciation of Consolidated Properties and other	45,292	5,828	45,944	8,401
Minority interest to Operating Partnership unitholders	(12,550)	(17,408)	(61,609)	(15,010)

Income from continuing operations	58,726	71,056	287,954	60,096
Loss on disposition, net of minority interest	—	(823)	—	(823)

Net income	$58,726	$70,233	$287,954	$59,273

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$107,611	$136,501	$446,739	$473,307
Net property management fees and costs	6,125	2,616	16,840	6,468
Net interest expense	(35,356)	(45,069)	(160,520)	(170,399)
Litigation provision	37,112	—	—	—
Headquarters, general and administrative, income taxes and minority interest in FFO	(11,479)	(11,841)	(48,773)	(41,598)

FFO of unconsolidated properties	104,013	82,207	254,286	267,778
Depreciation and amortization of capitalized real estate costs	(24,628)	(44,118)	(138,741)	(158,567)
Other, including gain on sales of investment properties	44,576	4,539	42,856	5,030

Equity in income of unconsolidated real estate affiliates	$123,961	$42,628	$158,401	$114,241

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	295,718	294,391	296,125	293,923
Conversion of Operating Partnership units	(51,851)	(52,612)	(52,133)	(52,701)

Weighted average number of Company shares outstanding — GAAP EPS	243,867	241,779	243,992	241,222

Diluted:
Weighted average number of shares outstanding — FFO per share	296,109	295,351	296,671	294,755
Conversion of Operating Partnership units	(51,851)	(52,612)	(52,133)	(52,701)

Weighted average number of Company shares outstanding — GAAP EPS	244,258	242,739	244,538	242,054

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months	Twelve Months
	Ended	Ended
	December 31, 2007	December 31, 2007
Cash From Recurring Operations
FFO — Operating Partnership	$190,422	$1,100,808
Plus (Less):
Non-FFO cash from Master Planned Communities	165,466	125,238
Deferred income taxes	(41,400)	(376,101)
Tenant allowances and capitalized leasing costs (a)	(51,260)	(160,554)

Above and below-market tenant leases, net	(5,201)	(40,779)
Straight line rent adjustment	2,026	(31,779)
Non-cash ground rent expense	2,887	8,248
Real estate tax stabilization agreement	981	3,924

Mark-to-market adjustments on debt	(4,828)	(32,452)
Amortization of deferred finance costs	5,632	20,574
Debt extinguishment costs:
Write-off of mark-to-market adjustments	(1,167)	(4,932)
Write-off of deferred finance costs	156	3,257

Cash From Recurring Operations — Operating Partnership	$263,714	$615,452

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$263,714	$615,452
Less common dividends/distributions paid	(147,914)	(547,788)

Retained Funds From Recurring Operations — Operating Partnership	$115,800	$67,664

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Core FFO
Operating Partnership FFO	$190,422	$301,253	$1,100,808	$902,361
Exclusions, at the Company’s share:
Master Planned Communities net operating (income) loss	117,761	(56,114)	71,455	(129,987)
Provision for (benefit from) income taxes	(36,951)	46,889	(291,330)	99,566

Core FFO	$271,232	$292,028	$880,933	$871,940

Weighted average shares assuming full conversion of Operating Partnership units — diluted	296,109	295,351	296,671	294,755

Core FFO — per share	$0.92	$0.99	$2.97	$2.96

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, STRAIGHT LINE RENT & SFAS #141 & #142
(dollars in thousands)

(a)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

	Twelve Months Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Pro Rata EBITDA (a)
GAAP Net Income	$287,954	$299,460	$300,658	$266,453
Loss (Income) from Discontinued Operations, net of Minority Interest	—	823	823	823
Income Allocated to Minority Interest	77,012	82,489	85,401	80,954
Interest Expense	1,327,203	1,296,416	1,281,319	1,280,986
Income Taxes	(289,430)	(207,490)	(210,884)	(216,937)
Amortization of Deferred Finance Costs	20,574	18,838	18,314	18,543
Debt Extinguishment Costs	(1,675)	3,653	4,162	1,903
Interest Income	(21,575)	(24,732)	(29,483)	(26,136)
Depreciation and amortization	809,161	863,909	846,788	861,252

Pro Rata EBITDA	$2,209,224	$2,333,366	$2,297,098	$2,267,841

Net Interest (a)
Amortization of Deferred Finance Costs	(20,574)	(18,838)	(18,314)	(18,543)
Debt Extinguishment Costs	1,675	(3,653)	(4,162)	(1,903)
Interest Expense	(1,327,203)	(1,296,416)	(1,281,319)	(1,280,986)
Interest Income	21,575	24,732	29,483	26,136

Net Interest	$(1,324,527)	$(1,294,175)	$(1,274,312)	$(1,275,296)

Interest Coverage Ratio	1.67	1.80	1.80	1.78

Fixed Charges (b)
Net Interest	$(1,324,527)	$(1,294,175)	$(1,274,312)	$(1,275,296)
Preferred Unit Distributions	(12,963)	(14,142)	(15,748)	(17,008)

Fixed Charges	$(1,337,490)	$(1,308,317)	$(1,290,060)	$(1,292,304)

Ratio of Pro Rata EBITDA to Fixed Charges	1.65	1.78	1.78	1.75

Fixed Charges & Common Dividend
Fixed Charges	$(1,337,490)	$(1,308,317)	$(1,290,060)	$(1,292,304)
Common Dividend/Distributions	(547,788)	(532,093)	(519,077)	(505,849)

Fixed Charges + Dividend	$(1,885,278)	$(1,840,410)	$(1,809,137)	$(1,798,153)

Ratio of Pro Rata EBITDA to Fixed Charges + Dividend	1.17	1.27	1.27	1.26

Certain amounts have been reclassified to conform to the current period presentation.

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share.

(b)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Comparable NOI Growth	2007	2006	2007	2006

Total Retail and Other NOI	$718,955	$641,143	$2,473,598	$2,290,965
NOI from noncomparable properties	(12,634)	(17,980)	(47,007)	(53,066)
Corporate and other (a)	(9,400)	35,248	43,569	113,032

Comparable NOI (b)	$696,921	$658,411	$2,470,160	$2,350,931

Increase in Comparable NOI	5.8%		5.1%
Certain amounts have been reclassified to conform to the current period presentation.

(a)	Represents International and items that are included in the Total Retail and Other NOI line item that are not specifically related to operations. In addition, due to the acquisition of our partner’s 50% interest in the GGP/Homart I private REIT in July 2007 and, since GGP owned an interest in and managed the GGP/Homart I properties throughout 2006 and 2007, this amount includes an adjustment to reflect such additional 50% interest for all periods in the comparable NOI presentation.

(b)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties, and includes insurance proceeds received for business interruption claims for lost rent.

GENERAL GROWTH PROPERTIES, INC.
RETAIL RECOVERY SUMMARY*
(dollars in thousands)

	Three Months Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Consolidated Properties

Tenant recoveries*	$230,325	$228,397	$192,432	$195,688	$194,138
Recoverable operating expenses:
Real estate taxes	61,459	64,950	52,444	53,524	48,639
Repairs and maintenance	57,735	47,306	42,662	45,866	48,230
Marketing	19,152	12,277	10,824	12,740	14,142
Other property operating costs	89,290	97,761	79,086	82,243	80,246

Total recoverable operating expenses*	227,636	222,294	185,016	194,373	191,257

Recovery Ratio	101.2%	102.7%	104.0%	100.7%	101.5%

Unconsolidated Properties

Tenant recoveries*	$38,547	$37,959	$47,259	$47,829	$47,285
Recoverable operating expenses:
Real estate taxes	8,713	10,280	13,786	14,275	13,628
Repairs and maintenance	9,362	7,491	9,658	10,067	11,170
Marketing	3,609	2,379	2,877	3,373	3,934
Other property operating costs	14,059	14,306	17,815	18,088	18,602

Total recoverable operating expenses*	35,743	34,456	44,136	45,803	47,334

Recovery Ratio	107.8%	110.2%	107.1%	104.4%	99.9%

*	Excludes office tenant recoveries and office property expenses, as well as other nonrecoverable operating expenses such as ground rent, parking, storage and other non-direct property related expenses.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

					Unconsolidated
	Consolidated Properties				Property @ Share	Company Portfolio
	Maryland			Total		Total MPC
	Properties (a)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment
Three Months Ended
December 31, 2007
Land Sales	$8,922	$20,122	$2,494	$31,538	$15,459	$46,997
Land Sales Operations (b) (c)	134,486	13,348	3,628	151,462	13,296	164,758

Net Operating Income (Loss)	$(125,564)	$6,774	$(1,134)	$(119,924)	$2,163	$(117,761)

December 31, 2006
Land Sales	$45,408	$156,109	$3,642	$205,159	$25,210	$230,369
Land Sales Operations (b)	41,783	110,412	4,199	156,394	17,861	174,255

Net Operating Income (Loss)	$3,625	$45,697	$(557)	$48,765	$7,349	$56,114

Twelve Months Ended
December 31, 2007
Land Sales	$22,561	$104,617	$18,471	$145,649	$85,017	$230,666
Land Sales Operations (b) (c)	149,696	79,639	14,973	244,308	57,813	302,121

Net Operating Income (Loss)	$(127,135)	$24,978	$3,498	$(98,659)	$27,204	$(71,455)

December 31, 2006
Land Sales	$91,239	$317,198	$14,746	$423,183	$85,561	$508,744
Land Sales Operations (b)	78,394	225,639	12,420	316,453	62,304	378,757

Net Operating Income	$12,845	$91,559	$2,326	$106,730	$23,257	$129,987

(a)	Maryland Properties include Columbia and Fairwood and Land Sales Operations for such communities includes an approximate $127.6 million impairment charge recorded in the fourth quarter 2007.

(b)	Land Sales Operations includes selling and general and administrative expenses.

(c)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — VALUATION AND NET CASH FLOW GENERATED
(dollars in thousands)
VALUATION

Investment Land and Land Held for Development and Sale:
Net Book Value — Balance Sheet as of December 31, 2007 (a)	$1,639,372
Estimated Value of Assets as of December 31, 2006 (b)	3,272,531
NET CASH FLOW GENERATED

	Twelve Months Ended December 31,
	2007	2006
Net Operating Income (Loss)	$(71,455)	$129,987
Cost of Land Sales	48,793	175,184
The Woodlands Operations (c)	(27,204)	(23,257)
The Woodlands Cash Distribution for 2006 (c)	70,875	28,875
Other Adjustments to Derive Cash Generated (d)	139,788	52,171

Total Cash Generated	160,797	362,960

Land Development Expenditures, Net of Related Financing	(107,013)	(176,440)

Estimated Net Cash Flow generated by Master Planned Communities Segment (e)	$53,784	$186,520

(a)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding the Company’s share of The Woodlands Operations.

(b)	The estimated value reflects management’s valuation of the gross assets, including the Company’s share of The Woodlands, based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the final Summerlin distribution to be made in 2010 pursuant to the CSA.

(c)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow Generated by Master Planned Communities Segment. The partnership cash distribution is based on the final cash earned by The Woodlands and generally occurs at the end of each year.

(d)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation, the impairment provision at the Maryland properties and other miscellaneous items.

(e)	Estimated net cash flow generated is net of (i.e. excludes) the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities Segment which is operated through taxable REIT subsidiaries (“TRSs”).

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY
(dollars in thousands)

		Lot Sales and Pricing (a)			Acreage (b)
		Twelve Months Ended			Total	Remaining
		December 31,			Gross	Saleable
		2007	2006		Acres	Acres
Maryland Properties (c)
Residential	- Acres Sold	10.7	46.5			263
	- Average Price/Acre	$420	$966

Commercial	- Acres Sold	20.4	55.2			325
	- Average Price/Acre	$548	$681

Maryland Properties Acreage					19,100	588

Summerlin (d)
Residential	- Acres Sold	39.3	251.2			6,815
	- Average Price/Acre	$1,246	$1,067

Commercial	- Acres Sold	20.8	22.5			867
	- Average Price/Acre	$1,108	$251	(e)

Summerlin Acreage					22,500	7,682

Bridgeland
Residential	- Acres Sold	66.0	64.30			6,026
	- Average Price/Acre	$248	$222

Commercial	- Acres Sold	—	—			1,261
	- Average Price/Acre	$—	$—

Bridgeland Acreage					11,400	7,287

The Woodlands (f)
Residential	- Acres Sold	293.1	288.1			1,451
	- Average Price/Acre	$362	$374

Commercial	- Acres Sold	92.4	85.6			1,120
	- Average Price/Acre	$395	$396

Woodlands Acreage					28,400	2,571

(a)	Average Price per Acre — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where we may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 23 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(b)	Acreage:

Residential — This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features - such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial — Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, and houses of worship, and other not-for-profit entities.

Gross Acres — Encompasses all of the land located within the borders of the Master Planned Community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas. Remaining Saleable Acres — Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as amount of remaining saleable acres is likely to change over time as the Master Plan is refined.

(c)	Maryland Properties include Columbia and Fairwood.

(d)	Summerlin — Does not reflect impact of CSA — please refer to most recent Form 10-K for more information. Average price per acre includes assumption of Special Improvement District financing.

(e)	In 2006 Summerlin Commercial includes the effect of a single sale of a 19.1 acre parcel to a school at a price of $25,013 per acre.

(f)	Woodlands — Shown at 100% for context — GGP Share of Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	12/31/2007		12/31/2006	12/31/2005	12/31/2004

Capital Information

Closing common stock price per share	$41.18		$52.23	$46.99	$36.16
52 Week High (a)	67.43		55.70	48.27	36.90
52 Week Low (a)	39.31		42.36	31.38	24.31
Total Return — Trailing Twelve Months (share appreciation and dividend)	-17.6%		14.7%	34.1%	34.8%

Common Shares and Common Units outstanding at end of period	295,749,082	(b)	294,957,220	292,258,544	290,256,345

Portfolio Capitalization Data
Total Portfolio Debt (c)
Fixed	$23,580,449		$21,172,774	$17,293,150	$13,807,734
Variable	3,546,063		2,980,055	6,085,638	9,173,400
Total Preferred Securities	121,482		182,828	205,944	403,161
Stock market value of common stock and Operating Partnership units outstanding at end of period	12,178,947		15,405,616	13,733,229	10,495,669

Total Market Capitalization at end of period	$39,426,941	(d)	$39,741,273	$37,317,961	$33,879,964

Leverage Ratio (%)	68.8%		60.8%	62.6%	67.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.8 million treasury shares.

(c)	Excludes special improvement districts liability, minority interest adjustment and purchase accounting mark-to-market adjustments.

(d)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of the period ended December 31, 2007.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares

Common Shares and Operating Partnership Units (“OP Units”)
Outstanding at December 31, 2006	52,890,591	242,357,416	(290,787)	294,957,220

Direct Stock Purchase and Dividend Reinvestment Plan	—	53,429	—	53,429

Employee Stock Purchase Plan	—	179,825	—	179,825

Conversion of Preferred Units to OP Units	47,356	—	—	47,356

Conversion of Preferred Units to OP Units and redemption to Common Shares	—	29,269	—	29,269

Redemption of OP Units into Common Shares	(1,086,961)	1,086,961	—	—

Issuance of Stock for Stock Option Exercises and Restricted Stock Grants, including Stock Option exercises satisfied from Treasury	—	1,446,214	144,068	1,590,282

Issuance of Stock, including from Treasury, pursuant to the Contingent Stock Agreement	—	551,632	146,969	698,601

Purchase of Common Shares to be held in Treasury Stock	—	—	(1,806,900)	(1,806,900)

Common Shares and OP Units Outstanding at December 31, 2007	51,850,986	245,704,746	(1,806,650)	295,749,082

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at December 31, 2007				258,806

Diluted Common Shares and OP Units Outstanding at December 31, 2007				296,007,888

Weighted Average Common Shares and OP Units Outstanding for the twelve months ended December 31, 2007 (Basic)				296,124,656

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options				546,325

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the twelve months ended December 31, 2007 *				296,670,981

*	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of the period ended December 31, 2007.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

(a)	1993 annualized

(b)	Based on FFO definitions that existed during the specified reporting period.

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF DECEMBER 31, 2007
(dollars in thousands)

	Consolidated				Unconsolidated			Company
	Properties				Properties (a)			Portfolio
			Current			Current			Current
			Average			Average			Average
	Maturing		Interest		Maturing	Interest		Maturing	Interest
Year	Amount (b)		Rate (c)		Amount (b)	Rate (c)		Amount (b)	Rate (c)
2008	$2,417,859		5.43%		$204,278	6.77%		$2,622,137	5.53%
2009	3,098,368		5.36%		245,796	6.88%		3,344,164	5.47%
2010	3,914,306		5.18%		634,502	5.22%		4,548,808	5.19%
2011	7,138,277		6.28%		1,075,804	6.01%		8,214,081	6.24%
2012	3,829,169		5.17%		777,005	5.50%		4,606,174	5.23%
2013	2,621,489		6.03%		48,466	5.27%		2,669,955	6.02%
2014	255,601		5.11%		3,917	11.81%		259,518	5.21%
2015	195,787		5.21%		590	11.36%		196,377	5.23%
2016	227,802		6.60%		—	0.00%		227,802	6.60%
2017	104,708		6.54%		47,313	6.16%		152,021	6.42%
Subsequent	274,171		6.87%		11,304	7.96%		285,475	6.91%

Totals	$24,077,537	(d)	5.68%		$3,048,975	5.84%		$27,126,512	5.70%

Fixed Rate (e)	20,830,080		5.52%		2,750,369	5.67%		23,580,449	5.53%
Variable Rate (e)	3,247,457		6.76%		298,606	7.42%		3,546,063	6.81%

Totals	$24,077,537	(d)	5.68	%(f)	$3,048,975	5.84	%(f)	$27,126,512	5.70	%(f)

Average Years to Maturity

Fixed Rate Debt	3.90 years	3.93 years	3.90 years
Variable Rate Debt	5.05 years	3.22 years	4.90 years
All GGP Debt	4.05 years	3.86 years	4.03 years

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes principal amortization.

(c)	Reflects the current variable contract rate as of December 31, 2007 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$24,077,537
Other liabilities — Special Improvement Districts	71,782
Minority interest ownership adjustment	65,405
Purchase accounting mark-to-market adjustments	67,415

GGP Consolidated GAAP debt	$24,282,139

(e)	Includes the effects of interest rate swaps.

(f)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
FOURTH QUARTER 2007 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt

September 30, 2007 (a)	$23,544,587	$3,347,058	$26,891,645

New Funding:
Property Related	55,000	—	55,000
Non-Property Related	—	—	—

Refinancings:
Property Related	243,196	(212,345)	30,851
Non-Property Related	—	—

Interest rate SWAP activity	(200,000)	200,000	—

Revolver Borrowings	—	211,350	211,350
Other Property Related	(62,334)	—	(62,334)

Net Change	35,862	199,005	234,867

December 31, 2007 (a)	$23,580,449	$3,546,063	$27,126,512

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes special improvement district liability, minority interest adjustment and purchase accounting mark-to-market adjustments.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2007
(dollars in thousands)
FIXED RATE

			Total Debt
Loan	Maturity Date	Rate (a)	Balance

Secured Asset Loans
Fashion Show	01/01/08	3.88%	358,997
Provo Mall	02/01/08	4.52%*	34,516
Spokane Valley Mall	02/01/08	4.57%	28,542
Phoenix Theatre	04/01/08	8.39%*	485
Two Owings Mills	05/01/08	7.03%*	12,647
Columbiana	05/12/08	4.27%	66,099
Animas Valley	07/11/08	3.70%	24,746
Grand Teton	07/11/08	3.69%	26,514
Mayfair	07/11/08	3.17%	181,314
Salem Center	07/11/08	3.69%	25,630
Pioneer Place	08/01/08	6.76%*	166,560
Foothills	08/29/08	6.63%*	42,323
Northtown Mall	09/01/08	6.77%	74,082
Chula Vista	10/01/08	4.24%	60,182
Pierre Bossier	10/01/08	6.54%*	36,335
Spring Hill	10/01/08	6.61%*	79,717
Tucson Mall	10/13/08	4.35%	120,595
Bayside	11/03/08	6.00%	54,333
Southwest Plaza	11/03/08	6.54%*	74,541
Birchwood	11/11/08	6.72%*	39,151
Mall of the Bluffs	11/11/08	6.72%*	39,151
Oakwood	11/11/08	6.72%*	52,201
Oakwood Center	02/09/09	6.60%	95,000
Chico Mall	02/11/09	4.89%	58,314
Jordan Creek	03/01/09	4.66%	190,375
Deerbrook	03/02/09	3.59%	76,791
Southland	03/02/09	3.70%	83,662
Prince Kuhio	04/01/09	3.57%	38,957
JP Comm Sr. Austin Bluffs	04/09/09	4.68%	2,383
JP Comm Sr. Division Crossing	04/09/09	4.51%	5,492
JP Comm Sr. Fort Union	04/09/09	4.60%	2,867
JP Comm Sr. Halsey Crossing	04/09/09	4.61%	2,688
JP Comm Sr. Orem Plaza Center St	04/09/09	4.60%	2,562
JP Comm Sr. Orem Plaza State St	04/09/09	4.72%	1,586
JP Comm Sr. Riverpointe Plaza	04/09/09	4.55%	3,969
JP Comm Sr. Riverside Plaza	04/09/09	4.52%	5,680
JP Comm Sr. Woodlands Village	04/09/09	4.50%	7,257
Town East	04/13/09	3.56%	108,538
Grand Canal Shoppes	05/01/09	4.86%	403,707
Coastland	06/01/09	6.73%*	99,060
The Crossroads (MI)	06/01/09	7.53%	40,741
Woodbridge Corporation	06/01/09	4.35%	213,521
Steeplegate	07/31/09	5.08%	79,781
Village of Cross Keys	07/31/09	7.04%*	11,117
Apache	08/03/09	7.05%*	50,681
Cumberland	08/10/09	7.15%	160,278
The Parks at Arlington	09/01/09	7.04%*	140,002
Baybrook	10/01/09	6.66%*	150,868
Oakview	10/01/09	7.19%*	116,974
Coral Ridge	11/02/09	6.15%*	100,658
Governor’s Square	12/01/09	7.66%*	59,742
Lakeside Mall	12/01/09	4.37%	185,116
Mall St Matthews	01/01/10	4.90%	148,064
North Star	01/04/10	4.53%	238,619
Ward Centre & Ward Entertainment	01/04/10	4.44%	59,836
Park Place	01/11/10	5.24%	180,593
Visalia	01/11/10	3.88%	43,461
Lansing I	01/15/10	9.35%*	25,536
Pecanland	03/01/10	4.39%	60,156
Southland	03/05/10	5.16%	111,310
Providence Place	03/11/10	5.22%	365,127
Ridgedale	04/01/10	4.96%	182,390
West Valley	04/01/10	3.52%	59,078
Pioneer Place	04/27/10	10.01%*	955
Peachtree	06/01/10	5.19%	91,593

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2007
(dollars in thousands)

FIXED RATE

			Total Debt
Loan	Maturity Date	Rate (a)	Balance

Secured Asset Loans Cont.
Coronado	06/07/10	5.18%	$172,575
La Cantera	06/07/10	5.31%	130,907
Maine	06/11/10	4.92%	221,354
Burlington	07/01/10	5.50%	31,500
Glenbrook	07/01/10	5.01%	181,297
Regency Square	07/01/10	3.68%	96,855
St. Louis Galleria	07/05/10	4.94%	242,913
Lynnhaven	07/06/10	5.18%	242,284
Boise Towne Plaza	07/09/10	4.88%	11,219
JP Comm Jr. Gateway Crossing	07/09/10	4.80%	15,649
JP Comm Jr. Univ. Crossing	07/09/10	4.81%	11,684
Crossroads Center (MN)	07/30/10	4.87%	86,433
70 Columbia Corporate Center	10/01/10	10.15%*	19,850
Newgate	10/01/10	4.96%	42,064
Park City	10/01/10	5.29%	152,935
Staten Island	10/01/10	6.11%*	283,197
Fashion Place	10/05/10	5.41%	147,510
110 North Wacker	10/11/10	5.14%	46,496
Chapel Hills	10/11/10	5.15%	118,203
Gallery at Harborplace	12/01/10	8.00%	65,816
Rogue Valley	12/31/10	7.96%	26,847
Newpark	02/01/11	7.58%	69,601
Westlake Center	02/01/11	8.00%	66,341
Boise Towne Square	02/10/11	6.74%	72,408
10000 West Charleston	03/01/11	7.88%*	22,243
North Point	03/01/11	5.58%	219,924
Capital	04/01/11	7.52%	20,710
Eden Prairie	04/01/11	4.79%	81,908
Gateway	04/01/11	7.48%	40,588
Greenwood	04/01/11	7.47%	45,569
Mall of Louisiana	04/01/11	5.92%	238,000
Beachwood Place	04/07/11	5.73%	244,746
Vista Ridge	04/11/11	6.89%*	82,348
The Woodlands	06/13/11	6.02%	240,000
Northridge Fashion	07/01/11	7.25%*	129,315
RiverTown	07/01/11	7.57%*	120,508
Willowbrook Mall	07/01/11	6.92%	161,880
Collin Creek Mall	07/11/11	6.87%	68,482
Ala Moana	09/01/11	5.67%	1,500,000
Bayshore	09/01/11	7.22%*	31,720
Eastridge (CA)	09/01/11	5.89%	170,000
Stonestown	09/01/11	5.89%	273,000
Tysons Galleria	09/12/11	5.84%	255,000
Victoria Ward	10/06/11	5.69%	157,000
Augusta Mall	11/11/11	5.50%*	175,000
One Owings Mills	12/01/11	8.50%*	4,919
Eastridge (WY)	12/05/11	5.20%	40,069
Pine Ridge	12/05/11	5.22%	27,015
Red Cliffs	12/05/11	5.25%	25,677
Three Rivers	12/05/11	5.23%	21,995
Hulen Mall	12/07/11	5.14%	115,661
Three Owings Millls	04/06/12	5.58%	58,400
Four Owings Mills	04/06/12	5.61%	25,600
Streets at Southpoint	04/06/12	5.45%	245,707
Oviedo	05/07/12	5.24%	52,976
Sikes Senter	06/01/12	5.32%	62,723
Buckland Hills	07/02/12	5.01%	168,770
Oglethorpe	07/02/12	4.99%	144,628
Valley Plaza	07/11/12	3.98%	98,233
White Marsh	09/01/12	5.67%*	187,000
Corporate Pointe	09/11/12	6.83%*	9,231
Grand Traverse	10/01/12	5.11%	87,188
The Mall in Columbia	10/01/12	5.88%*	400,000
Harborplace	10/05/12	5.94%	50,000
Fox River	12/03/12	6.06%	195,000
Ivanhoe Capital	12/03/12	5.82%	93,713

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2007
(dollars in thousands)
FIXED RATE

Loan	Maturity Date	Rate (a)	Total Debt Balance

Secured Asset Loans Cont.
Columbia Mall (MO)	02/01/13	6.16%	$90,000
Market Place	02/01/13	6.16%	106,000
Gateway Overlook	03/01/13	5.91%	55,000
Faneuil Hall	04/01/13	5.66%	95,928
Lincolnshire Commons	04/01/13	6.12%	28,000
Pembroke	04/11/13	5.06%*	133,549
Fallbrook	06/03/13	6.26%	85,000
Oxmoor	06/03/13	6.95%	57,979
River Hills	06/03/13	6.26%	80,000
Sooner Fashion	06/03/13	6.27%	60,000
Senate Plaza	07/01/13	5.79%	12,233
The Boulevard	07/01/13	4.36%	110,781
1160/80 Town Center	07/15/13	6.99%*	9,453
The Meadows	08/01/13	5.57%	105,193
West Oaks	08/01/13	5.36%	71,501
Moreno Valley	09/11/13	6.07%	88,000
Lakeland	10/01/13	5.24%	56,285
Bay City	12/02/13	5.44%	24,696
Four Seasons	12/11/13	5.68%	103,795
Valley Hills	03/05/14	4.82%	58,326
Washington Park	04/01/14	5.56%	12,378
Brass Mill	04/11/14	4.63%	128,343
Bayside Bond	07/01/14	6.00%	7,555
Mall St Vincent	07/07/14	6.45%	49,000
Paramus Park	10/01/15	4.97%	106,461
Eagle Ridge	10/12/15	5.53%	48,555
Knollwood	10/12/15	5.47%	40,771
Bellis Fair	02/15/16	7.34%*	63,945
Lakeview Square	03/01/16	5.93%	42,094
Country Hills	06/01/16	6.21%	13,759
Providence Place	07/01/16	7.76%*	27,699
Northgate	09/01/16	5.98%	45,812
Piedmont	09/06/16	6.10%	34,492
Southlake	12/05/17	6.55%	100,000
Baltimore Center Garage	06/01/18	6.05%*	17,776
10450 West Charleston	12/31/18	6.84%*	4,988
Providence Place	07/01/28	7.76%*	19,855
Houston Land Notes	2017-2033	6.50%*	25,372
Provo Land Loan	08/01/95	10.10%*	2,250

Corporate Debt
JP Realty Public Notes Series D	03/11/08	7.29%*	25,000
Mall St Matthews	05/01/08	9.03%	141
Houston Land	05/05/08	4.82%	6,887
Princeton Land	07/29/08	3.04%	3,570
Princeton Land East	07/29/08	3.00%*	3,430
TRCLP Property Note	11/30/08	6.94%*	58,000
TRCLP Public Indenture	03/16/09	3.63%*	400,000
TRCLP Public Indenture	04/30/09	8.00%*	200,000
Exchangeable Senior Notes	04/15/12	4.26%*	1,550,000
TRCLP Public Indenture	09/17/12	7.20%*	400,000
TRCLP Senior Notes	05/01/13	6.91%*	798,098
TRCLP Public Indenture	11/26/13	5.38%*	450,000

Swaps (b)
Credit Agreement SWAP	02/08/08	4.82%	100,000

Total Consolidated Fixed Rate Debt			$20,830,080

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE
CONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2007
(dollars in thousands)
VARIABLE RATE

Loan	Maturity Date	Rate (a)(b)	Total Debt Balance

Secured Asset Loans
Senior Bridge Loan	07/06/08	6.26%	$722,170
Westlake Land	11/02/21	11.41%	2,437

Unsecured Asset Loans
Credit Agreement Revolver	02/24/11	6.60%	429,150
Credit Agreement Term Loans	02/24/11	6.95%	1,887,500
Trust Preferred Shares	04/30/36	6.80%	206,200

Total Consolidated Variable Rate Debt			$3,247,457

Total Consolidated Debt & Swaps		5.68%	$24,077,537

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of December 31, 2007.

GENERAL GROWTH PROPERTIES, INC.
OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2007
(dollars in thousands)
FIXED RATE

				Company
Loan	Maturity Date	Rate (a)	Total Debt	ProRata Share

Secured Asset Loans
Quail Springs	06/02/08	6.98%	39,465	19,733
Neshaminy	07/01/08	6.76%*	60,000	30,000
Woodlands Community	07/25/08	4.81%	1,929	1,013
Altamonte	08/29/08	6.55%*	107,986	53,993
Towson Town Center	11/10/08	6.84%	130,014	45,505
Woodlands Community	02/23/09	3.80%	867	455
Perimeter Shopping Center	05/01/09	6.77%*	118,934	59,467
Mizner Park	07/01/09	5.09%	58,746	29,373
Carolina Place	01/11/10	4.70%	161,141	81,376
Alderwood	07/06/10	5.03%	292,251	147,587
Christiana Mall	08/02/10	4.61%*	115,258	57,629
Water Tower Place	09/01/10	5.04%	175,747	90,764
Woodlands Community	09/01/10	7.22%	13,808	7,249
Whalers	11/08/10	5.63%	106,924	65,612
Kenwood Towne Centre	12/01/10	5.58%	241,486	169,916
Willowbrook	04/01/11	7.00%*	93,252	46,626
Silver City Galleria	06/10/11	4.95%	132,742	66,371
Austin Mall (Highland)	07/08/11	6.92%	65,763	32,882
Village of Merrick Park	08/08/11	5.94%	191,903	76,761
Northbrook Court	09/01/11	7.17%*	90,653	45,780
Montclair	09/12/11	5.88%	265,000	133,825
Arrowhead	10/03/11	6.92%*	78,469	26,154
First Colony	10/03/11	5.67%*	192,178	96,089
Riverchase	10/03/11	5.78%	305,000	152,500
Natick Mall	10/07/11	5.74%	350,000	175,000
Galleria at Tyler	10/11/11	5.46%*	250,000	125,000
Pinnacle Hills	12/08/11	5.84%	140,000	70,000
Park Meadows	07/05/12	6.00%*	360,000	126,000
Florence	09/10/12	5.04%	98,636	69,626
Glendale Galleria	10/01/12	5.01%*	387,297	193,648
Oakbrook	10/01/12	5.12%*	220,397	104,599
Clackamas	10/05/12	6.36%	200,000	100,000
The Oaks	12/03/12	5.85%	102,000	52,020
Westroads	12/03/12	5.85%	89,250	45,518
Stonebriar	12/11/12	5.32%	171,188	85,594
Bridgewater Commons	01/02/13	5.27%*	138,474	48,466
CenterPointe Village	01/02/17	6.38%*	13,867	6,934
Trails Village Center	07/10/23	8.24%*	16,552	8,276
Lake Meade Blvd & Buffalo Part	07/15/23	7.20%*	6,056	3,028

Total Unconsolidated Fixed Rate Debt				$2,750,369

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT BY MATURITY DATE AT SHARE
UNCONSOLIDATED PROPERTIES
AS OF DECEMBER 31, 2007
(dollars in thousands)
VARIABLE RATE

				Company
Loan	Maturity Date	Rate (a)(b)	Total Debt	ProRata Share
Secured Asset Loans
Woodlands Community	01/04/08	7.60%	$101	$53
Woodlands Community	02/28/08	8.09%	59,360	31,164
Woodlands Community	07/01/08	7.25%*	595	312
Superstition Springs	09/09/08	5.30%	67,500	22,505
Woodlands Community	07/01/09	6.58%*	4,768	2,503
Woodlands Credit Agreement	08/29/09	7.28%*	291,539	153,058
Woodlands Community	12/01/09	7.50%*	1,790	940
Woodlands Community	01/01/10	7.73%	6,756	3,547
Woodlands Community	05/01/10	6.38%*	20,612	10,821
Brazil — Aliansce	2011-2015	10.79%	68,006	33,323
Turkey — AAREAL	06/01/17	6.12%	82,408	40,380

Total Unconsolidated Variable Rate Debt				$298,606

Total Unconsolidated Debt		5.84%		$3,048,975

Total Debt & Swaps		5.70%		$27,126,512

(a)	Rates include the effects of deferred finance costs, interest rate swaps and, except where noted (*), the effect of a 360 day rate applied over a 365 day period.

(b)	Reflects the variable contract rate as of December 31, 2007.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF DECEMBER 31, 2007

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (c)
OPERATING STATISTICS (b)

Occupancy	93.4%	94.9%	93.8%
Trailing 12 month total tenant sales per sq. ft. (d)	$444	$521	$462
% change in total sales (d)	3.0%	7.9%	4.3%
% change in comparable sales (d)	1.1%	2.4%	1.4%
Mall and freestanding GLA (in sq. ft.)	48,786,727	13,969,602	62,756,329

CERTAIN FINANCIAL INFORMATION

Average annualized in place sum of rent and recoverable common area costs per sq. ft. (e) (f)	$44.90	$53.35
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (e) (f)	$39.64	$50.17
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2007 (e) (f)	$31.38	$37.95
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (g)	5.9%	5.3%

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other

Tenant (including subsidiaries)
Limited Brands, Inc.	4.0%
Gap, Inc.	2.9
Foot Locker, Inc.	2.2
Abercrombie & Fitch Co.	2.0
Federated Department Stores, Inc.	1.4
American Eagle Outfitters, Inc.	1.2
Zale Corporation	1.1
The Children’s Place Retail Stores, Inc.	1.1
JCPenney Company, Inc.	1.0
Luxottica Group S.P.A.	1.0

(a)	Excludes all International operations which combined represent less than 1% of segment basis real estate property net operating income.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(e)	Represents the sum of rent and recoverable common area costs.

(f)	Data includes a significant proportion of short term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short term leases are typically much lower than those related to long term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

(g)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of December 31, 2007

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,405,917	509,129	51,610,253	335,132	130,016,770
Unconsolidated	22,767,704	669,638	14,479,598	425,871	37,247,302

Company	101,173,621	538,158	66,089,851	351,542	167,264,072
% of Total	60.5%		39.5%		100%
Occupancy History

	Consolidated	Unconsolidated	Company
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
12/31/2003 (d)	91.2%	91.4%	91.3%
Trailing 12 Month Total Sales per Square Foot

	Consolidated	Unconsolidated	Company
12/31/2007	$444	$521	$462
12/31/2006	443	473	453
12/31/2005	428	455	437
12/31/2004	402	427	410
12/31/2003 (d)	337	376	351
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c) (e)

	Consolidated	Unconsolidated
12/31/2007	$44.90	$53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c) (e)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread

Consolidated
12/31/2007	$39.64	$31.38	$8.26

Unconsolidated
12/31/2007	$50.17	$37.95	$12.22
Occupancy Cost as a % of Sales (b)

	Consolidated	Unconsolidated	Company
12/31/2007	12.5%	12.5%	12.5%
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%
12/31/2003 (d)	11.4%	12.4%	11.8%

(a)	Excludes all International operations which combined represent less than 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(c)	Due to combining rent and recoverable common area costs, historical information is not comparable.

(d)	Data excludes the TRCLP portfolio, acquired November 12, 2004.

(e)	Data includes a significant proportion of short term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short term leases are typically much lower than those related to long term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	% of Total	2006	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$863,040	34.9%	$813,119	35.5%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	277,119	11.2%	268,802	11.7%

South Central
Arkansas, Louisiana, Oklahoma, Texas	355,622	14.4%	283,301	12.4%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	649,572	26.3%	615,030	26.8%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	303,521	12.3%	290,097	12.7%

Corporate and Other (a)	24,724	0.9%	20,616	0.9%

TOTAL	$2,473,598	100.0%	$2,290,965	100.0%

(a)	Represents International and items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF DECEMBER 31, 2007
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
				Sum of Rent
	Sum of Rent and		Sum of Rent and	and		Sum of Rent
	Recoverable		Recoverable	Recoverable		and Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.

2008 (d)	208,688	6,197	33.68	32,371	690	46.91
2009	187,383	3,983	47.05	22,000	386	56.99
2010	215,340	4,618	46.63	25,034	437	57.29
2011	171,705	3,445	49.84	31,037	513	60.50
2012	212,272	3,904	54.37	28,679	471	60.89
2013	159,057	2,728	58.31	26,637	409	65.13
2014	166,868	2,929	56.97	25,410	366	69.43
2015	187,239	3,133	59.76	39,962	592	67.50
2016	200,625	3,146	63.77	48,661	700	69.52
Subsequent	332,227	5,685	58.44	96,035	1,366	70.30

Total at Share	$2,041,404	39,768	$51.33	$375,826	5,930	$63.38

All Expirations	$2,041,404	39,768	$51.33	$773,379	12,119	$63.82

Retail Lease Termination Income at Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Consolidated	$12,359	$2,450	$25,994	$23,045
Unconsolidated	4,848	1,312	9,370	8,145

Total Termination Income at Share	$17,207	$3,762	$35,364	$31,190

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Includes retail properties except for community centers and International operations.

(c)	Expirations at share reflect the Company’s direct or indirect ownership interest in a joint venture.

(d)	Data includes a significant proportion of short term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short term leases are typically much lower than those related to long term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

Expansions, Re-developments & New Developments

GENERAL GROWTH PROPERTIES, INC.
ESTIMATED DEVELOPMENT COST SUMMARY
AS OF DECEMBER 31, 2007
($millions at share)

Development Summary
Expansion & re-development projects	$1,163.8
New development projects	1,719.2

Total expansion, re-development & new development projects	2,883.0

Less Expenditures On Active Projects
Expansion & re-development projects	$351.9
New development projects	435.1

Total expenditures on active projects	787.0

Estimated future development spending (a)	$2,096.0

(a)	Future development spending is currently expected to occur between Q1 2008 and Q4 2011.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS & RE-DEVELOPMENTS
Definitive Projects

			Forecasted Cost
			($millions at	Projected
Property	Description	Ownership %	share)	Opening

Ala Moana Honolulu, HI	Nordstrom at Kapiolani and parking deck	100%	$175.1	Q1 2008

Mall of Louisiana Baton Rouge, LA	Lifestyle addition and power center	100%	96.3	Q1 2008

Montclair Plaza Montclair, CA	Nordstrom and mall renovation	50%	27.4	Q4 2008

Mondawmin Mall Baltimore, MD	Addition of big box retail, restaurants and mall shop re-development	100%	60.3	Q3 2008

The Parks at Arlington Arlington, TX	Re-development of the former Mervyn’s space	100%	28.1	Q2 2008

Towson Town Center Towson, MD	Mall Shop renovation and expansion including Crate & Barrel and additional restaurants	35%	38.4	Q4 2008

Tucson Tucson, AZ	Lifestyle expansion	100%	63.2	Q4 2008

Ward Centers Honolulu, HI	Addition of Whole Foods and other retail space as well as a parking structure	100%	131.8	Q4 2008

Water Tower Place Chicago, IL	American Girl and mall shop re-development	52%	35.3	Q4 2008

Current estimated additional costs to be incurred on recently opened projects			155.4

Current costs for 60 other projects including those listed below			352.5

Total expansion & re-development projects			$1,163.8

Planned Projects

Property	Description	Ownership %

Ala Moana	Residential condominiums at Kapiolani	100%
Honolulu, HI

Chico Mall	Big box expansion	100%
Chico, CA

Christiana Mall	Nordstrom and lifestyle center expansion	50%
Newark, DE

Cottonwood Holladay, UT	Replace enclosed mall with a mixed-use development including restaurant, retail, office and residential units	100%

Fashion Place	Nordstrom, mall shop and streetscape GLA expansion, and interior mall
Murray, UT	renovation	100%

Saint Louis Galleria	Nordstrom	100%
Saint Louis, MO

Ward Centers Honolulu, HI	60 acre Ward neighborhood including residences, shops, and entertainment	100%
Other Possible Projects

Property	Description	Ownership %

Maine Mall	Theater, anchor, restaurant pads and mall shop expansion	100%
South Portland, ME

North Star Mall San Antonio, TX	Replace Mervyn’s building with specialty retailers, restaurants, and hotel	100%

Paramus Park	Lifestyle expansion	100%
Paramus, NJ

Redlands	Phase I — strip center retail	100%
Redlands, CA

Staten Island Mall	Mall expansion	100%
Staten Island, NY

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS
Definitive Projects

		Forecasted Cost	Projected
Property	Description	($millions at share)	Opening

Boulevard Belo Horizonte, Brazil	317 thousand sf regional shopping center with anchors, mall shop, multiplex cinema and restaurants	17.1	Q4 2008

Caxias Rio de Janeiro, Brazil	275 thousand sf regional shopping center with anchors, mall shop, multiplex cinema and restaurants	24.4	Q4 2008

Echelon Las Vegas, NV	300 thousand sf retail promenade as part of an 87-acre resort master plan development on the Las Vegas Strip	255.0	Q3 2010

Elk Grove Promenade Elk Grove, CA	1.1 million sf open air lifestyle center with retail, entertainment and big box components	239.2	Q2 2009

Natick Natick, MA	Addition of 59 thousand sf streetscape and parking deck	54.7	Q1 2009

	Nouvelle at Natick — luxury condominiums	171.6	Q4 2008

Pinnacle Hills South Rogers, AR	Target, restaurants, and additional retail	10.1	Q2 2009

RiverCrossing Macon, GA	750 thousand sf center which includes anchors, mall shop, restaurants and power center	53.0	Q1 2008

The Shops at La Cantera San Antonio, TX	Phase II of The Shops at La Cantera including a Barnes and Noble, restaurants, mall shop and office space	90.5	Q4 2008

The Shoppes at Palazzo (a) Las Vegas, NV	Expansion of Venetian (initial estimated payment)	349.0	Q1 2008

Vista Commons Las Vegas, NV	99 thousand sf neighborhood shopping center in Summerlin	19.3	Q1 2008

Estimated additional costs to be incurred in the future on recently opened new development projects		138.5

Various other new development projects and certain committed amounts related to the projects listed below (b)		296.8

Total new development projects		$1,719.2

(a)	GGP is not responsible for the construction costs. The purchase price is based on a formula described in our SEC filings on Forms 10-K and 10-Q. The current estimate of the initial installment of the purchase price is $349 million.

(b)	Additional payments on The Shoppes at Palazzo will be made during the 48 months after closing if actual NOI increases but are not included in the $296.8 million of total estimated future costs listed above. The principal variable affecting increased NOI is expected to be actual overage rent as reported by the tenants.
Planned Projects

			Potential
Property	Description	Ownership %	Opening

Bridges at Mint Hill Charlotte, NC	Shopping Center anchored by Belks and two other department stores	100%	Q2 2010

Circle T Power Center Westlake, TX	Develop a lifestyle center on a 150 acre site west of Circle T	50%	Q2 2010

Detroit Gateway Detroit, Michigan	Urban retail development including anchors, mall shop and restaurants	100%	Q4 2009

Kendall Town Center West Kendall, FL	New development with retail, big box, restaurant and theater	100%	Q4 2010

Summerlin Centre Las Vegas, NV	Phase I includes a new retail development of 106 acres in the Summerlin community; project could be expanded in subsequent years	100%	Q4 2009

Tatilya Beylikduzu (Istanbul), Turkey	785 thousand sf vertical two-story shopping center with anchors, mall shop, multiplex cinema and restaurants	50%	Q2 2010
Other Possible Projects

Allentowne Allen, TX	Mixed use development on a 238 acre site	100%	Q2 2010

Circle T Westlake, TX	1.2 million sf shopping center	50%	Q4 2011